UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2007

CATHAY MERCHANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of Incorporation)

0-9922

(Commission File Number)

04-2608713

(I.R.S. Employer Identification Number)

Unit 803, Dina House, Ruttonjee Centre, 11 Duddell Street, Central, Hong Kong SAR, China

(Address of principal executive offices, including zip code)

(852) 2537-3613

(Registrant's telephone Number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 27, 2007, we received notice from the American Stock Exchange (the “Exchange”) indicating that we were not in compliance with Section 704 of the Amex Company Guide, which requires a listed company to hold meetings of its shareholders annually to elect directors and take action on other corporate matters. Specifically, we did not hold an annual meeting of our stockholders during the five month transition year ended December 31, 2005 and the year ended December 31, 2006. We were afforded the opportunity to submit a plan of compliance to the Exchange and presented the plan on April 11, 2007. On April 24, 2007, the Exchange notified us that it accepted our plan of compliance and granted us an extension until May 29, 2007 to regain compliance with the continued listing standards. We will be subject to periodic review by staff of the Exchange during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in our company being delisted from the Exchange.

On May 1, 2007, we issued a press release announcing the matters discussed above. The full text of the press release is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

Exhibits
99.1	Press release issued by Cathay Merchant Group, Inc. dated May 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATHAY MERCHANT GROUP, INC.

By:	/s/ Michael Smith
Michael Smith
Chief Executive Officer, President and Chief Financial Officer
Date: May 1, 2007

CW1181781.1